UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 27, 2006

MILASTAR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number: 0-5105

DELAWARE (State or other jurisdiction of incorporation or organization)	13-2636669 (I.R.S. Employer Identification No.)

7317 West Lake Street, Minneapolis, MN 55426 (Address of principal executive offices)	(952) 929-4774 (Telephone number)

Not Applicable

Former name, former address and former fiscal year, if changed since last report.

MILASTAR CORPORATION AND SUBSIDIARIES

Item 1.01 Entry into a Material Definitive Agreement.

On January 27, 2006, Flame Metals Processing Corporation ("FMPC"), the principal wholly owned subsidiary of Milastar Corporation (the "Company"), entered into a Credit Agreement with Excel Bank Minnesota ("lender") pursuant to which the lender is providing a term loan of approximately $1.8 million and revolving line of credit of up to $2,000,000 on terms customary in commercial loan transactions. Pursuant to the Credit Agreement, the lender also required the execution and delivery of a security agreement covering substantially all of the assets of FMPC, a mortgage and indemnity agreement with respect to FMPC real estate and guaranties by the Company's Chief Executive Officer, Dennis Stevermer ("Stevermer"), and Easton Southpaw Incorporated, a corporation controlled by Stevermer that acquired an aggregate of 1,713,013 shares of the Company's Class A on January 27, 2006 as further described in Item 5.01 below.

Item 1.02 Termination of a Material Definitive Agreement.

In connection with the loan arrangements with Excel Bank described in Item 1.01 above, on January 27, 2006 the Company repaid indebtedness of approximately $1,800,000 and terminated all loan arrangements with TCF National Bank, which loan arrangements were reported at Notes 2 and 3 under Item 7 of the Company's Form 10-KSB Report for its fiscal year ended April 30, 2005.

Concurrent with the matters described in Item 1.01, on January 27, 2006 Mr. L. Michael McGurk agreed to the termination of his employment contract and resigned as the Company's President and Chief Operating Officer in exchange for a lump sum payment of $255,000.

Item 5.01 Changes in Control of Registrant.

On January 27, 2006, Dennis Stevermer (through Easton Southpaw Incorporated) acquired an aggregate of 1,713,013 shares of the Class A common stock of the Company from the J. Russell Duncan Trust ("JRD Trust"), the Mimi G. Duncan Trust (the "MGD Trust") and Lance Duncan. The 1,713,013 shares of the Class A common stock acquired by Mr. Stevermer represent 62.9% of all outstanding common stock of the Company and, as a result of these purchases, Mr. Stevermer acquired control of the Company. The principal terms of this transaction were disclosed in a Schedule 13D dated June 24, 2005 that was filed by Mr. Stevermer with the Securities and Exchange Commission.

Item 5.02 Departure of Directors and Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On January 27, 2006, in connection with the sale of the Company's Class A common stock by the JRD Trust, the MGD Trust and Lance Duncan to Mr. Stevermer reported in Item 5.01 above, Mimi Duncan resigned as Chairperson of the Board, Chief Executive Officer and a Director, Lance Duncan resigned as Secretary and a Director and Robert Duncan resigned as a Director. In addition, as described under Item 1.02 above, on January 27, 2006, concurrent with the termination of his employment agreement with the Company, Mr. L. Michael McGurk resigned as the Company's President and Chief Operating Officer.

(b) Following the transaction described in Item 5.01 above and the resignations described in Item 5.02(a) above, in addition to continuing to as the Company's Chief Financial Officer and Treasurer, on January 27, 2006 Mr. Stevermer was elected to the offices of Chairperson of the Board, Chief Executive Officer, President and Secretary.

(c) On January 27, 2006, simultaneous with the transaction described in Item 5.01 above, Mr. Stevermer was elected to the Board, after which the Board consisted of Mr. Stevermer and L. Michael McGurk, who has been a director since 1988.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this interim report to be signed on its behalf by the undersigned, there unto duly authorized.

MILASTAR CORPORATION
/s/ DENNIS J. STEVERMER
Dennis J. Stevermer
Chief Executive Officer

Dated: January 27, 2006